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                                  Exhibit 10.15


November 28, 2001


Mr. Timothy W. Kinnear


Re:  Resignation Agreement and General Release
     -----------------------------------------

Dear Tim:

In connection with your resignation as Chief Executive Officer and President of Intrusion, Inc. (the "COMPANY") effective November 28, 2001 (the "TERMINATION DATE"), the Company is offering you a severance package in exchange for your agreement to release the Company from any and all claims (this "AGREEMENT"). The details of the severance package and release are explained below. We encourage you to review this document carefully and to discuss it with an attorney.

SEVERANCE.

In exchange for your execution of this Agreement, which includes your agreement to release the Company from any and all claims, the Company agrees to provide you with the following:


     - Nine (9) months of salary continuation based on your current annual salary, less statutory deductions and withholdings, to be paid in accordance with the Company's normal payroll practices, for a total gross payment of $168,750.00, beginning on the first regular payroll after your execution of this Agreement (the "SEVERANCE PACKAGE").


     - Your receipt of the Severance Package is expressly conditioned on your having first returned all Company property and all proprietary information in your possession to the Company.

By signing this Agreement, you acknowledge and agree that absent this Agreement, you have no legal entitlement to the consideration provided herein and that the consideration given to you represents good and sufficient value for the releases and other agreements by you set forth in this Agreement.

STOCK EXERCISE.

Upon your Termination Date, you will cease vesting in your stock options. You will have 90 days from your Termination Date to exercise any vested option shares. The details of your stock options and exercise thereof will be according to the Intrusion.com, Inc. 1995 Stock Option Plan, as amended.

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Timothy W. Kinnear                                                       Page 2
November 28, 2001


YOUR AGREEMENT.

By signing this Agreement and accepting the severance as outlined above, you agree to waive, release, and forever discharge the Company and its parents, successors, assigns, divisions, subsidiaries, affiliates, partners, officers, directors, executives, investors, shareholders, managers, supervisors, employees, agents, attorneys and representatives (the "RELEASED PARTIES") from any and all claims, demands, and causes of action which you have or claim to have, whether known or unknown, of whatever nature, which exists or may exist as of the date of your execution of this Agreement. "Claims," "demands," and "causes of action" include, but are not limited to, claims based on contract, fraud, equity, tort, discrimination, harassment, retaliation, personal injury, constructive discharge, emotional distress, public policy, wage and hour law, defamation, claims for debts, accounts, attorneys' fees, compensatory damages, punitive damages, and/or liquidated damages, claims for vesting or accelerated vesting of options to purchase the Company's Common Stock, and any and all claims arising under the Americans with Disabilities Act, the Family and Medical Leave Act, or any other federal or state statute governing employment, including but not limited to Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Worker Adjustment Retraining and Notification Act, the Age Discrimination in Employment Act, the Texas Labor Code, and the Texas Commission on Human Rights Act, as such statutes may have been or may be amended from time to time.

You understand and agree, in compliance with any statute or ordinance which requires a specific release of unknown claims or benefits, that this Agreement includes a release of unknown claims, and you hereby expressly waive and relinquish any and all claims, rights or benefits that you may have which are unknown to you at the time of the execution of this Agreement. You understand and agree that if, hereafter, you discover facts different from or in addition to those which you now know or believe to be true, that the waivers and releases of this Agreement shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of such fact.

You represent and warrant that you do not presently have on file, and further represent and warrant to the maximum extent allowed by law that you will not hereafter file, any lawsuits, claims, charges, grievances or complaints against the Company and/or the Released Parties in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or panel or arbitrators, public or private, based upon any actions or omissions by the Company and/or the Released Parties occurring prior to your execution of this Agreement. To the extent that you are still entitled to file any administrative charge with any governmental agency, you hereby release any personal entitlement to reinstatement, back pay, or any other types of damages or injunctive relief in connection with any civil action brought on your behalf after your filing of any administrative charge.

You agree that you will not make any negative or disparaging statements or comments, either as fact or as opinion, about the Company, including but not limited to its employees, officers,

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Timothy W. Kinnear                                                       Page 3
November 28, 2001


directors, shareholders, investors, vendors, products or services, business, technologies, market position, performance and other similar information concerning the Company. Nothing contained in this paragraph is intended to prevent you from testifying truthfully in any legal proceeding.

Finally, you represent and agree that you are the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands arising out of or in any way related to your employment with the Company and/or the termination thereof.

ACCEPTANCE OF AGREEMENT.

You have 14 days to consider this Agreement, and offer of severance contained herein. You received this Agreement on November 28, 2001. You represent that if you execute this Agreement before the 14-day consideration period has passed, you do so voluntarily, and you knowingly and voluntarily waive your option to use the entire 14 days to consider this Agreement. The settlement offer contained in this Agreement will automatically expire if this Agreement, fully executed by you, is not received by Mr. Paxton on or before December 12, 2001.

OTHER IMPORTANT TERMS.

- By signing this Agreement, you acknowledge that you have been paid all wages, vacations, and all other compensation owed to you be the Company through your Termination Date.

- Nothing in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of the Company and/or the Released Parties.

- You acknowledge that you have been advised to consult with an attorney of your choosing prior to entering into this Agreement.

- You understand and agree that in any dispute between you and the Company regarding the terms of this Agreement and/or any alleged breach thereof, that the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees arising out of such dispute.

- This Agreement is binding on your representatives, heirs, executors, administrators, successors and assigns.

- You are personally responsible for the payment of all federal, state and local taxes that are due, or may be due, for any payments and other consideration received by you under this Agreement. You agree to indemnify the Company and hold the Company harmless, from any and all taxes, penalties and/or other assessments that the Company is, or may become, obligated to pay on account of any payments and other consideration made to you under this Agreement.

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Timothy W. Kinnear                                                       Page 4
November 28, 2001


- The terms and existence of this Agreement are strictly confidential and may not be disclosed to any other person or entity, with the exception of your immediate family members and legal and financial advisors.

- This Agreement, and any agreements or documents referred to herein, constitute an integrated, written contract, expressing the entire agreement between the Company and you with respect to the subject matter hereof. In this regard, you represent and warrant that you are not relying on any promises or representations that do not appear in this Agreement. This Agreement can be amended or modified only by a written agreement, signed by you and the Company.

- This Agreement shall, in all respects, be interpreted, enforced and governed under the laws of the State of Texas applicable to contracts executed and performed in Texas without giving effect to conflicts of law principles.

- With respect to any suit, action, or other proceeding arising from (or relating to) this Agreement, the Company and you hereby irrevocably agree to the exclusive personal jurisdiction and venue of the United States District Court for the Northern District of Texas.

- You agree that if any provision or portion of any provision of this Agreement is held to be invalid or unenforceable or to be contrary to public policy or any law, for any reason, the remainder of the Agreement shall not be affected thereby.

- This Agreement may be executed in separate counterparts and by facsimile, and each such counterpart shall be deemed an original with the same effect as if the Company and you signed the same document.

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Timothy W. Kinnear                                                       Page 5
November 28, 2001


We wish you the best in the future. Please do not hesitate to contact G. Ward Paxton if you have any questions or comments regarding the severance offer contained in this letter.


INTRUSION, INC.


By:     /s/ G. Ward Paxton
   -------------------------------
Title:  President & CEO
      ----------------------------
Date:   11/29/01
      ----------------------------


TIMOTHY W. KINNEAR


By:     /s/ Timothy W. Kinnear
   -------------------------------
Date:   11-29-01
     -----------------------------